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                                                                   Exhibit 23.04


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brooks Automation, Inc. of our report dated December 13, 1999, relating to the financial statements prepared in conformity with German GAAP of the Infab Group which appear in Brooks Automation, Inc.'s Report on Form 8-K/A, Amendment No. 1 to the Current Report, dated December 14, 1999.


Stuttgart, February 28, 2001


                                          Dr. Ebner, Dr. Stolz and Partner GmbH
                                                         Auditors
                                                     Tax Consultants

                                          /s/ Dr. Wolfgang Russ
                                          --------------------------------
                                          Dr. Wolfgang Russ
                                                   Auditor